Exhibit 10.3

Critical Path, Inc.
Two Harrison Street
Second Floor
San Francisco, CA 94105

MEMORANDUM

Date:	August 10, 2007

To:	Jim Clark

From:	Michael Plumleigh, General Counsel and Secretary

Re:	Confirmation of Compensation Changes

On behalf of the Company and the Board of Directors, I am pleased to confirm the Compensation Committee’s approval of the following changes to your compensation in recent Committee meetings:

On April 13, 2007, the Compensation Committee approved an increase in your base salary to $287,000.

On July 20, 2007, the Compensation Committee approved a further increase in your base salary to $310,000, retroactive to June 15, 2007, in connection with the promotion and appointment of Mark Palomba as Chief Executive Officer.

To the extent necessary, your Agreement is hereby deemed amended, effective as of the date hereof, consistent with the foregoing. All other provisions of your Agreement remain in full force and effect.

Please acknowledge the foregoing by signing the enclosed copy below and returning it to the Company. The original is for your records.

Acknowledged:
/s/ James A. Clark
James A. Clark
Dated: August 10, 2007